UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/20/2006

VARSITY GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28977

DE	54-1876848
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1300 19th Street NW, 8th Floor Washington, DC 20036
(Address of principal executive offices, including zip code)

202.349.1242
(Registrant’s telephone number, including area code)

Former address: 1850 M Street, Suite 1150, NW, Washington, DC 20036
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 20, 2006, Varsity Group (the "Company") amended the fee schedule terms to its Services and Management Agreement with SchoolOne.com LLC ("SchoolOne") originally entered into on July 10, 2006.

Under the amended fee schedule terms, the Company's total obligation to SchoolOne between December 2006 and June 2007 was reduced to approximately $1.2 million, or approximately 40%, from approximately $2.0 million under terms of the original agreement. The reduced fee schedule is the product of cost reduction measures the Company announced earlier this month which included headcount reductions and the closure of iQ Digital Studios. The remaining scope of the contract remains the same.

The Company and SchoolOne will reevaluate the fee schedule in March 2007 to determine the fee schedule for year two of the agreement (July 1, 2007 to June 30, 2008).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARSITY GROUP INC

Date: December 21, 2006	By:	/s/ Jim Craig
Jim Craig
CFO